UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 2, 2002

AirTran Holdings, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation: Nevada

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)
(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 1-15991     I.R.S. Employer Identification No: 58-2189551

AirTran Airways, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation: Delaware

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)
(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 333-37487-09     I.R.S. Employer Identification No: 65-0440712

Item 7.  Financial Statements and Exhibits

  (c) Exhibits. The following exhibit is filed with this Report:

      99 - Update for investors (April 2, 2002)

Item 9.  Regulation FD Disclosure

AirTran Holdings, Inc. is filing as Exhibit 99 to this Form 8-K an update on its fixed forward fuel purchases for the remainder of 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2002	AirTran Holdings, Inc. (Registrant) /s/ Stanley J. Gadek Stanley J. Gadek Senior Vice President, Finance, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)

Date: April 2, 2002	AirTran Airways, Inc. (Registrant) /s/ Stanley J. Gadek Stanley J. Gadek Senior Vice President, Finance, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)

EXHIBIT 99

AirTran Holdings, Inc. is providing the following update for investors on its fixed forward fuel purchases for the remainder of 2002.

Our efforts to reduce our exposure to increases in the price and availability of aviation fuel include the utilization of fixed price fuel contracts. Fixed price fuel contracts consist of an agreement to purchase defined quantities of aviation fuel from a third party at defined prices. Our fixed price fuel contracts are not required to be accounted for as derivative financial instruments, in accordance with Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities."

As of March 31, 2001, utilizing fixed price fuel contracts we had agreements in place to purchase approximately 20 percent of our anticipated 2002 fuel needs at a price no higher than $0.64 per gallon of aviation fuel, including delivery to our operations hub in Atlanta.

	1Q02	2Q02	3Q02	4Q02	FY2002
% of fuel purchased	48%	15%	14%	11%	21.4%
Average purchase price per gallon	$0.65	$0.60	$0.62	$0.62	$0.63